[Letterhead of Grant Thornton]


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Gabelli ABC Fund,
  a Series of Gabelli Investor Funds, Inc.

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 6 to Registration Statement No. 33-54016 on Form N-1A of our Report of Independent Auditors dated February 16, 1996, accompanying the financial statements.

We also consent to the use of our name under the headings "Financial Highlights" and "Independent Auditors" in the Prospectus, which is also part of such Registration Statement.

/s/ Grant Thornton LLP

GRANT THORNTON LLP

New York, NY
December 11, 1996